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                                                                     EXHIBIT 2.1

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                            ASSET PURCHASE AGREEMENT


                                  by and among

                               LTI, Inc. ("LTI"),

                        LTI Wire Services, Inc. ("Sub"),

                              Andrew Chi-Ngai Au,

                                 Ying-Keung Au,

                                Larry Gray, and

                                 Cliff McLemore

                      (collectively, the "Stockholders"),

                                      and

                Houston Geophysical Products, Inc. (the "Buyer")

                                      and

                       OYO Geospace Corporation ("OYOG")



                            Dated November 17, 1998

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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE 1
TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES; CLOSING...................  1
1.1   Transferred Assets....................................................  1
1.2   Excluded Assets.......................................................  3
1.3   Closing...............................................................  3
1.4   Purchase Price for the Assets.........................................  3
1.5   Adjustment to Cash Consideration......................................  4
1.6   Liabilities Not Assumed by the Buyer..................................  5
1.7   Transfer Taxes; Recording Fees........................................  5
1.8   Allocation of Purchase Price..........................................  5

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF LTI AND THE STOCKHOLDERS..................  6
2.1   Corporate Organization................................................  6
2.2   Power and Authority; Execution and Delivery; Effect of Agreement......  6
2.3   No Consents; No Violations; No Loss of Rights.........................  7
2.4   Financial Statements..................................................  7
2.5   Absence of Material Adverse Changes...................................  7
2.6   Properties, Title and Related Matters.................................  8
2.7   Equipment.............................................................  9
2.8   Inventory.............................................................  9
2.9   Accounts Receivable...................................................  9
2.10  Intellectual Property.................................................  9
2.11  Condition and Sufficiency of Transferred Assets.......................  9
2.12  Legal Proceedings..................................................... 10
2.13  Insurance............................................................. 10
2.14  Contracts and Commitments; Entitlements............................... 10
2.15  Brokerage............................................................. 11
2.16  Environmental Matters................................................. 11
2.17  Governmental Licenses and Permits..................................... 12
2.18  Taxes and Tax Matters................................................. 13
2.19  Compensation and Benefit Plans; Labor Matters......................... 13
2.20  Warranties and Product Liability...................................... 15
2.21  No Misleading Statements.............................................. 16
2.22  Securities Law Matters................................................ 16

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE BUYER AND OYOG........................ 17
3.1   Corporate Organization................................................ 18
3.2   Power and Authority; Execution and Delivery; Effect of Agreement...... 18
3.3   No Consents; No Violations............................................ 18

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3.4   Authorization for OYOG Stock.......................................... 18
3.5   Brokerage............................................................. 18
3.6   SEC Documents......................................................... 18

ARTICLE 4
COVENANTS AND AGREEMENTS OF LTI, SUB AND THE STOCKHOLDERS................... 19
4.1   Due Diligence; Access to Information.................................. 19
4.2   Conduct of the Business............................................... 19
4.3   Negotiation with Others............................................... 21
4.4   Delivery of Business Documents........................................ 21
4.5   Further Assurances.................................................... 21
4.6   Continuing Confidentiality of Intellectual Property................... 21
4.7   Covenant Not to Compete With the Business............................. 22
4.8   Employee Matters...................................................... 22
4.9   Name Change........................................................... 23

ARTICLE 5
CONDITIONS TO THE BUYER'S AND OYOG'S OBLIGATIONS............................ 23
5.1   Accuracy of Representations and Warranties............................ 23
5.2   Performance of Covenants and Agreements............................... 23
5.3   No Litigation......................................................... 23
5.4   No Material Adverse Change............................................ 23
5.5   Closing Certificate................................................... 23
5.6   Certified Resolutions................................................. 23
5.7   Instruments of Transfer............................................... 23
5.8   Satisfactory Completion of Due Diligence.............................. 24

ARTICLE 6
CONDITIONS TO LTI'S, SUB'S AND THE STOCKHOLDERS' OBLIGATIONS................ 24
6.1   Accuracy of Representations and Warranties............................ 24
6.2   Performance of Covenants and Agreements............................... 24
6.3   No Litigation......................................................... 24
6.4   Closing Certificate................................................... 24
6.5   Certified Resolutions................................................. 24
6.6   Employment Agreements................................................. 25

ARTICLE 7
NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,REPRESENTATIONS,
WARRANTIES AND AGREEMENTS................................................... 25


ARTICLE 8
INDEMNIFICATION AND REIMBURSEMENT........................................... 25
8.1   Seller Indemnities.................................................... 25

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8.2   Buyer Indemnities..................................................... 26
8.3   Notice of Claim....................................................... 27
8.4   Indemnification Procedures............................................ 27
8.5   Subrogation Rights.................................................... 30
8.6   Interest.............................................................. 30
8.7   Independent Indemnities............................................... 30
8.8   Investigation and Due Diligence....................................... 30

ARTICLE 9
TERMINATION................................................................. 30
9.1   Termination........................................................... 31
9.2   Liability Upon Termination............................................ 31
9.3   Notice of Termination................................................. 31

ARTICLE 10
DEFINITIONS................................................................. 32

ARTICLE 11
MISCELLANEOUS............................................................... 37
11.1  Entire Agreement...................................................... 37
11.2  Successors and Assigns................................................ 38
11.3  Expenses.............................................................. 38
11.4  Invalidity............................................................ 38
11.5  Counterparts.......................................................... 38
11.6  Headings.............................................................. 38
11.7  Construction and References........................................... 38
11.8  Modification and Waiver............................................... 38
11.9  Notices............................................................... 39
11.10 Governing Law; Interpretation......................................... 40
11.11 Resolution of Disputes................................................ 40
11.12 Confidentiality....................................................... 41

                             SCHEDULES AND EXHIBIT

Schedule 1.1(a)    October Balance Sheet
Schedule 1.2       Excluded Assets
Schedule 1.6       Excluded Liabilities
Schedule 2.6(a)    Certain Permitted Encumbrances
Schedule 2.14      Contracts and Commitments
Schedule 2.17      Governmental Licenses and Permits
Schedule 2.19      Employee Benefits Matters
Schedule 2.20      Warranties

Exhibit A          Form of Employment Agreements.

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                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is dated November 17, 1998, and is by and among LTI, Inc., a Texas corporation ("LTI"), LTI Wire Services, Inc., an Alberta corporation ("Sub"), Andrew Chi-Ngai Au, Ying-Keung Au, Larry Gray and Cliff McLemore (collectively, the "Stockholders"), and Houston Geophysical Products, Inc., a Texas corporation (the "Buyer") and OYO Geospace Corporation, a Delaware corporation ("OYOG").

     Capitalized terms used in this Agreement will have the meanings given to them in Article 10 hereof, unless defined elsewhere in this Agreement.

                              W I T N E S S E T H:

     Whereas Sub is a wholly-owned subsidiary of LTI;

     Whereas the Stockholders, each of which is an individual residing in Houston, Texas, own all of the issued and outstanding capital stock of LTI;

     Whereas the Buyer is a wholly-owned subsidiary of OYOG;

     Whereas LTI and Sub desire to transfer to the Buyer the Business and substantially all of the assets and certain of the liabilities related to the Business, and the Buyer desires to acquire the Business and such assets and assume such liabilities, all on the terms and subject to the conditions set forth herein (the "Acquisition"); and

     Whereas the parties hereto wish to set forth the representations, warranties, agreements and conditions under which the Acquisition will occur;

     Now, therefore, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
           TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES; CLOSING

      1.1 Transferred Assets.

          (a) Subject to the terms and conditions of this Agreement and in consideration of the obligations of the Buyer as provided herein, and except as otherwise provided in Section 12 hereof, at the Closing, LTI and Sub will sell, assign, transfer, grant, bargain, deliver and convey to the Buyer, free and clear of all Encumbrances, LTI's and Sub's entire right, title and interest in, to and under the Business, as a going concern, and all assets owned or used by LTI or Sub (other than Excluded Assets) in connection with, relating to or arising out of the Business of every type and

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description, tangible and intangible, wherever located and whether or not reflected on the books and records of LTI or Sub (all of such assets, properties, rights and business collectively referred to as the "Transferred Assets"), including, but not limited to:

               (i) all Real Property, including the Real Property reflected in the October Balance Sheet attached as Schedule 11;

               (ii) all Equipment, including the Equipment reflected in the October Balance Sheet;

               (iii) all Inventory, including the Inventory reflected in the October Balance Sheet except to the extent the Inventory set forth therein has been or is sold for value in the ordinary course of the Business between the date thereof and the Closing Date;

               (iv) all Accounts Receivable, including the Accounts Receivable reflected in the October Balance Sheet except to the extent the Accounts Receivable set forth therein have been or are collected in the ordinary course of the Business;

               (v)  all Intellectual Property;

               (vi) subject to Section 11 hereof, all Entitlements as of the Closing Date, including the benefits of all Insurance Policies;

               (vii) all prepaid expenses and deposits made by LTI relating to the Business; and

               (viii)  any goodwill associated with the Business.

          (b) LTI and Sub will use best efforts to obtain such consents of third parties as are necessary for the assignment of the Transferred Assets. To the extent that any of the Transferred Assets are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as provided herein, the Transferred Assets will be held by LTI or Sub, as applicable, in trust for the Buyer and will be performed by the Buyer in the name of LTI or Sub, as applicable, and all benefits and obligations derived thereunder will be for the account of the Buyer; provided, however, that where entitlement of the Buyer to such Transferred Assets hereunder is not recognized by any third party, LTI or Sub, as applicable, will, at the request of the Buyer, enforce in a reasonable manner, at the cost of and for the account of the Buyer, any and all rights of LTI or Sub, as applicable, against such third party.

          (c) Within three days of the Closing Date, LTI and Sub will notify each Person which may have possession of any of the Transferred Assets at the Closing Date, whether by consignment or otherwise, of the transfer of such Transferred Assets to the Buyer.

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      1.2 Excluded Assets.  Anything in Section 1.1(a) to the contrary notwithstanding, those assets of LTI or Sub listed or described in Schedule 1.2 (collectively, the "Excluded Assets") will be excluded from the assets, properties, rights and Business to be transferred to the Buyer hereunder.

      1.3 Closing. Subject to the conditions set forth in this Agreement, the closing of the Acquisition ("Closing") will begin at the offices of the Buyer, 7340 N. Gessner, Houston, Texas, at 9:00 a.m. on December 31, 1998, or at such other time, date or place as the parties hereto mutually agree upon in writing (the "Closing Date"), and will be effective as of 11:59 p.m. on the Closing Date. Failure to consummate the transactions contemplated hereby on such date will not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. Title to, ownership of, control over and risk of loss of the Transferred Assets will pass to the Buyer at the Closing.

      1.4 Purchase Price for the Assets. In consideration of the transfer to the Buyer of the Transferred Assets, the Buyer will:

          (a)(i) Pay to LTI and Sub at the Closing an aggregate of $1,250,000 in United States dollars (the "Closing Cash Consideration") in immediately available funds by wire transfer to a bank account or accounts to be designated by LTI;

          (ii) Pay to LTI and Sub 60 calender days following the Closing Date (subject to delay or adjustment pursuant to Section 1.5 and/or Section
8.4(c)) an aggregate of $500,000 in United States dollars (the "Holdback Cash Consideration", and, together with the Closing Cash Consideration, the "Cash Consideration") in immediately available funds by wire transfer to a bank account or accounts to be designated by LTI;

          (b) Deliver or cause to be delivered to LTI and Sub at the Closing an aggregate number of shares of OYOG common stock, par value $.01 per share ("OYOG Stock"), equal to the quotient of (i) $750,000 divided by (ii) the OYOG Market Price, which OYOG Stock will be registered on the books of OYOG in the name of LTI, or, at LTI's option, in the names of the Stockholders in such denominations as LTI will designate to the Buyer not less than three Business Days before the Closing Date;

          (c) Assume at the Closing the obligations and liabilities of LTI or Sub reflected in the October Balance Sheet to the extent and only to the extent such obligations and liabilities are not Pre-Closing Obligations or Excluded Liabilities (collectively, the "Assumed Liabilities").

The Cash Consideration (including the Holdback Cash Consideration, unless the Holdback Cash Consideration is reduced pursuant to Section 8.4(c)), as adjusted pursuant to Section 1.5, the OYOG Stock deliverable pursuant to Section 1.4(b) and the Assumed Liabilities are herein collectively referred to as the "Purchase Price".

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      1.5 Adjustment to Cash Consideration.

          (a) Adjustment to Cash Consideration. If the Closing Date Net Equity is greater than $1,175,000, the Purchase Price will be increased by an amount equal to the difference between the Closing Date Net Equity and $1,175,000. If the Closing Date Net Equity is less than $1,175,000, the Purchase Price will be decreased by an amount equal to the difference between $1,175,000 and the Closing Date Net Equity.

          (b) Closing Date Net Equity. The "Closing Date Net Equity" will be an amount equal to the book value of the Transferred Assets less the book value of all Assumed Liabilities, in each case as of the Closing Date as determined in accordance with GAAP. The Closing Date Net Equity will be calculated by reference to a balance sheet, dated as of the Closing Date, showing the Transferred Assets and the Assumed Liabilities (the "Closing Date Balance Sheet"), as prepared by the Buyer and accepted by LTI or as otherwise becomes final and binding on the parties hereto in accordance with this Section 1.5.

          (c)  Closing Date Balance Sheet.

               (i) Within 60 calendar days after the Closing Date, the Buyer will prepare and deliver to LTI the Closing Date Balance Sheet reflecting the Closing Date Net Equity and the calculation thereof. The Buyer will provide LTI with access to copies of all work papers and other relevant documents to verify the information contained in the Closing Date Balance Sheet. The Seller will have a period of 10 calendar days after delivery to it of the Closing Date Balance Sheet (the "Review Period") to review it and make any objections LTI may have in writing to the Buyer.

               (ii) If the Buyer does not receive any written objections to the Closing Date Balance Sheet from LTI within Review Period, the Closing Date Balance Sheet will be deemed accepted by LTI and will be final and binding on the parties hereto.

               (iii) If the Buyer receives written objections to the Closing Date Balance Sheet from LTI within the Review Period, then the Buyer and LTI will attempt to resolve the matter or matters in dispute, upon which resolution the Closing Date Balance Sheet will be final and binding on the parties hereto. If disputes with respect to the Closing Date Balance Sheet are not resolved by the Buyer and LTI within 15 calendar days after the receipt by the Buyer of the objections to the Closing Date Balance Sheet, then either party with notice to the other party may submit the specific matters in dispute to PriceWaterhouseCoopers LLP or such other recognized independent accounting firm as may be approved by the Buyer and LTI, which firm will render its opinion as to the matters in dispute. Based on its opinion, such accounting firm will then send to the Buyer and LTI its determination on the specific matters in dispute, together with a Closing Date Balance Sheet reflecting that resolution, which Closing Date Balance Sheet will be final and binding on the parties

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     hereto. Any fees and expenses of the independent accounting firm appointed pursuant to this Section 1.5 will be borne 50% by the Buyer and 50% by LTI.

          (d) Payment.  The Buyer will pay LTI the amount required by this
Section 1.5, if any, or LTI will pay the Buyer the amount required by this
Section 1.5, if any, within five calendar days after the Closing Date Balance Sheet has become final and binding on the parties hereto; provided that the Buyer may offset any such amount owed by LTI against the Holdback Cash Consideration. Any amount required by this Section 1.5 to be paid will be paid in United States dollars in immediately available funds by wire transfer to a bank account or accounts to be designated by the receiving party.

      1.6 Liabilities Not Assumed by the Buyer. Except for the Assumed Liabilities, LTI and Sub will pay and discharge in due course all liabilities, debts and obligations relating to LTI and Sub, the Transferred Assets or the Business, whether known or unknown, now existing or hereafter arising, contingent or liquidated, including, without limitation, (a) any Tax liabilities pertaining to any of LTI or Sub, the Transferred Assets or the Business for periods prior to and including the Closing Date, (b) all liabilities and obligations relating to any products manufactured, sold or distributed or services provided by or on behalf of LTI or Sub or with respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by or on behalf of LTI,
(c) all Pre-Closing Obligations, (d) liabilities listed on Schedule 1.6 ("Excluded Liabilities") and (e) all liabilities and obligations of any Person arising prior to the Closing or related to the conduct or operation of the Transferred Assets or the Business on or prior to the Closing Date (collectively, the "Retained Liabilities"), and the Buyer will not assume, or in any way be liable or responsible for, any of such Retained Liabilities.

      1.7 Transfer Taxes; Recording Fees. The parties hereto acknowledge and agree that the Purchase Price includes and is inclusive of any and all sales, use, value added, stamp, transfer or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement, and LTI, Sub and the Stockholder jointly and severally agree to indemnify the Buyer against, and agree to protect, save and hold the Buyer harmless from, any loss, liability, obligation or claim (whether or not ultimately successful) for sales, use, transfer or other similar Taxes (and any interest, penalties, additions to tax and fines thereon or related thereto) imposed as a result of the consummation of the transactions contemplated by this Agreement, including, without limitation, any liability to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in any state or any similar statute as enacted in any jurisdiction. The Buyer will pay any and all recording, filing or other fees relating to the conveyance or transfer of the Transferred Assets to the Buyer.

      1.8 Allocation of Purchase Price. The Purchase Price will be allocated among the Transferred Assets by the Buyer within 30 calendar days after the Closing Date Balance Sheet has become final and binding on the parties hereto, subject to the following: (i) the allocation of the Purchase Price will be reflected in Form 8594 that will be filed by the Buyer, LTI and Sub in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with such

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adjustments as may be necessary pursuant to Section 1.5; (ii) the parties hereto agree to treat and report in filings under the Internal Revenue Code of 1986, as amended (and, if necessary, to cause each of their respective Affiliates to so treat and report) the transactions contemplated by this Agreement in a manner consistent with one another; and (iii) the Buyer will deliver to LTI and Sub on the Closing Date a certificate or certificates certifying that the Inventory are being purchased for resale to the extent stated therein.

                                   ARTICLE 2
          REPRESENTATIONS AND WARRANTIES OF LTI AND THE STOCKHOLDERS

          LTI, Sub and the Stockholders jointly and severally represent and warrant to and covenant and agree with the Buyer and OYOG as follows:

      2.1 Corporate Organization.

          (a) LTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to conduct the Business as currently conducted.

          (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of Alberta and has all requisite corporate power and authority to conduct the Business as it is now being conducted.

          (c) Sub is the only subsidiary of LTI.

      2.2 Power and Authority; Execution and Delivery; Effect of Agreement.

          (a) Each of LTI and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of LTI and Sub and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part. Each of LTI and Sub has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of each of LTI and Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) Each Stockholder has the requisite legal capacity and full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each Stockholder has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of each Stockholder, enforceable against him in accordance with its terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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      2.3 No Consents; No Violations; No Loss of Rights.

          (a) The execution, delivery and performance of this Agreement by LTI, Sub and the Stockholders and consummation by LTI, Sub and the Stockholders of the transactions contemplated hereby (i) do not require the consent, approval, clearance, waiver, order or authorization of any Person, (ii) do not violate any provision of the Articles of Incorporation or By-laws of LTI or organizational or governing documents of Sub, (iii) do not conflict with or violate any permit, concession, grant, franchise, statute, law, rule or regulation of any Governmental Entity or any order, judgment, award or decree of any court or other Governmental Entity to which LTI, Sub or any Stockholder is subject or any of the Transferred Assets is bound and (iv) do not conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, would result in a default), or the creation of an Encumbrance pursuant to, or cause or permit the acceleration prior to maturity or "put" right with respect to, any obligation under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which Sub is a party or to which any of the Transferred Assets are subject.

          (b) The execution, delivery and performance of this Agreement by LTI, Sub and the Stockholders will not result in the loss of any governmental license, franchise or permit possessed by LTI or Sub or give a right of acceleration or termination to any Person in respect of any material agreement or other instrument to which LTI or Sub is a party or by which any of the Transferred Assets are bound, or result in the loss of any right or benefit under such agreement or instrument.

      2.4 Financial Statements.

          (a) True and correct copies of the consolidated balance sheets of LTI as of December 31, 1996 and 1997, and as of June 30, 1998 and the statements of income for each of the years ended December 31, 1996 and 1997 and the six months ended June 30, 1998 (collectively, the "Financial Statements"), have been previously delivered to the Buyer. The Financial Statements fairly present in all material respects the consolidated financial position of LTI as at the dates thereof and the results of operations for the periods covered thereby.

          (b) As of June 30, 1998, LTI and Sub did not have any material liability of any kind or manner, either direct, accrued, absolute or otherwise, that is not reflected or disclosed in the Financial Statements. The accounts receivable of LTI and Sub at June 30, 1998, shown on the Financial Statements, arose from valid transactions in the ordinary course of the Business and have been collected in full or are believed to be collectible at their full aggregate amounts (net of allowance for doubtful accounts as reflected in the Financial Statements). Accounts receivable created by LTI and Sub after June 30, 1998, and through the Closing Date, have arisen or will arise only from valid transactions in the ordinary course of the Business. The inventory of LTI and Sub at June 30, 1998, is good and saleable and has been recorded in the Financial Statements net of an adequate reserve for obsolete and slow-moving inventory.

      2.5 Absence of Material Adverse Changes. Since December 31, 1997, there has not been (a) any Material Adverse Change, (b) any declaration, setting aside or payment of any dividend

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(whether in cash, stock or property) with respect to any of LTI's capital stock, any contribution to the capital of LTI or any sale by LTI of capital stock, (c) any damage, destruction or loss, whether or not covered by insurance, that has or could have a Material Adverse Effect, (d) any change in accounting methods, principles or practices by LTI or Sub materially affecting LTI's or Sub's assets, liabilities or business, (e) any condition, event or occurrence that, individually or in the aggregate, could reasonably be expected to prevent, hinder or materially delay the ability of LTI and Sub to consummate the transactions contemplated by this Agreement or (f) any agreement, in writing or otherwise, or any corporate action with respect to the foregoing.

      2.6 Properties, Title and Related Matters.

          (a) LTI and Sub have good and marketable title to all of the Transferred Assets free and clear of all Encumbrances, except for Permitted Encumbrances (including those listed in Schedule 2.6(a).

          (b) LTI and Sub have good title to all the leasehold estates pursuant to which all of the personal property leased by them is leased, free and clear and all Encumbrances, except for Permitted Encumbrances. Neither LTI nor Sub has breached any provision of or is in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by LTI or Sub) under the terms of any lease or other agreement pursuant to which the personal property leased by LTI or Sub is leased, except for a default or breach that could not have a Material Adverse Effect. To the best knowledge of LTI, Sub and the Stockholders, all of such leases or other agreements are in full force and effect. There are no pending or, to the best knowledge of LTI, Sub and the Stockholders, threatened disputes with respect to any lease or other agreement pursuant to which the personal property leased by LTI or Sub is leased and, to the best knowledge of LTI, Sub and the Stockholders, the lessor thereunder has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by the lessor) under the terms of any such lease or other agreement.

          (c) LTI will provide the Buyer with a legal description of all Real Property owned by LTI or Sub. LTI or Sub has good and marketable title to all of the Real Property reflected in the October Balance Sheet, in fee simple absolute, free and clear of all Encumbrances, except for Permitted Encumbrances. No parcel of the Real Property is subject to any governmental decree or is being condemned, expropriated or otherwise taken by any public authority, with or without payment of compensation therefor, and, to the best knowledge of LTI, Sub and the Stockholders, no such condemnation, expropriation or taking has been proposed.

          (d) LTI will provide the Buyer with a description of all Real Property leased by LTI or Sub. LTI and Sub have good title to all the leasehold estates pursuant to which the Real Property is leased, free and clear of all Encumbrances, except for Permitted Encumbrances. Neither LTI nor Sub has breached any provision of or is in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by LTI or Sub) under the terms of any lease or other agreement pursuant to which the Real Property is leased. To the best knowledge of LTI, Sub and the Stockholders, all of such leases or other agreements are in full force and effect. There are no pending or, to the best knowledge of LTI, Sub and the Stockholders, threatened disputes with respect to any lease or other agreement pursuant to which the Real Property is leased and, to the best knowledge of LTI, Sub and the Stockholders, the lessor thereunder has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by the lessor) under the terms of any such lease or other agreement.

      2.7 Equipment.     All Equipment is owned or leased by LTI or Sub. With
respect to each such lease, neither LTI nor Sub is in material default under such lease. All of such Equipment is in good condition, ordinary wear excepted, and is suitable for the uses to which is being put in connection with the Business.

      2.8 Inventory. The Financial Statements reflect the Inventory at the lower of cost or market, and adequate reserves for obsolete inventory and inventory not readily saleable in the ordinary course of the Business within one year have been established and are reflected in the Financial Statements.

      2.9 Accounts Receivable. All Accounts Receivable to be included in the Transferred Assets will represent valid obligations collectible in the ordinary course of the Business (but in no event later than 60 days from the due date), are fully transferable to the Buyer and are not subject to any offset or other defenses to the payment thereof.

      2.10 Intellectual Property. LTI or Sub owns, or is licensed or otherwise has the right to use all of the Intellectual Property. To the best knowledge of LTI, Sub and the Stockholders, (a) the use of the Intellectual Property by LTI and Sub does not infringe on the rights of any Person and (b) no Person is infringing on any right of LTI or Sub with respect to any of the Intellectual Property. No claims are pending or, to the best knowledge of LTI, Sub and the Stockholders, threatened that LTI or Sub is infringing or otherwise adversely affecting the rights of any Person with regard to any of the Intellectual Property. All of the Intellectual Property owned by LTI or Sub is owned by LTI or Sub free and clear of all Encumbrances (including any obligation to pay any royalties or other sums) and was not misappropriated from any Person. The consummation of the transactions contemplated by this Agreement will not result in the loss of any of the Intellectual Property. LTI and Sub have taken all reasonable and appropriate actions to protect their trade secrets. There are no licensees or sublicensees of the Intellectual Property. Neither LTI nor Sub has given any indemnification for patent, trademark, service mark or copyright infringements to any Person.

      2.11 Condition and Sufficiency of Transferred Assets.

          (a) All property, plant and equipment included in the Transferred Assets is in good and serviceable condition, subject only to normal wear and tear, and is sufficient to conduct the Business in the manner heretofore conducted. Neither LTI nor Sub has deferred any regularly scheduled maintenance procedure, which deferred maintenance procedures for any individual Transferred Asset that would cost in excess of $5,000.

          (b) The Transferred Assets constitute all of the assets (real, personal and mixed, tangible and intangible, and including but not limited to all computers, desks, chairs, file cabinets and office equipment used in support of the Business) and rights necessary to conduct the Business in the same manner as has been conducted in the 12-month period immediately preceding the Closing Date.

      2.12 Legal Proceedings. There is no legal, judicial, administrative, governmental, arbitration or other action or proceeding or governmental investigation pending or threatened against LTI, Sub or any director, officer or employee of LTI or Sub, or materially affecting any of the Transferred Assets or that would prevent, hinder or materially delay the ability of LTI and Sub to consummate the transactions contemplated by this Agreement (and none of LTI, Sub and the Stockholders is aware of any basis for any such action, proceeding or investigation), nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against LTI or Sub having, or that could have, any such effect. Neither LTI nor Sub is in violation of or default under any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including any immigration laws or regulations) of any court or other Governmental Entity applicable to its business. There are no judgments, orders, injunctions or decrees of any Governmental Entity in which LTI or Sub is a named party or any of the Transferred Assets are identified and subject.

      2.13 Insurance. All existing insurance policies held by LTI or Sub relating to any of the Transferred Assets are "Insurance Policies". Each such policy is in full force and effect, is with responsible insurance carriers and is in an amount and scope customary for Persons engaged in businesses and having assets similar to those of LTI and Sub. There is no dispute with respect to such policies and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Financial Statements. There have been no retroactive premium adjustments for any period ended on or before December 31, 1997, under insurance policies of LTI or Sub. None of such policies will terminate as a result of the transactions contemplated by this Agreement.

      2.14 Contracts and Commitments; Entitlements.

          (a) Except as set forth in Schedule 214, none of the Transferred Assets is subject to and neither LTI nor Sub is a party to or bound by: (i) any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of $10,000 (other than purchase orders in the ordinary course of the Business for goods necessary for LTI and Sub to complete then existing contracts or purchase orders); (ii) any agreement, contract or commitment requiring the payment for goods or services whether or not such goods or services are actually provided or the provision of goods or services at a price less than LTI's or Sub's cost of producing such goods or providing such services; (iii) any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment; (iv) any Debt Obligations; (v) any management service, employment, consulting or other similar type contract or agreement;
(vi) any agreement, contract or commitment that would limit the freedom of the Buyer or any of its Affiliates following the Closing Date to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the Transferred Assets or to compete with any Person or to engage in any business or activity in any geographic area; (vii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of the Business or, except for agreements to purchase or sell goods and services entered into in the ordinary course of the Business, not cancelable by LTI or Sub within 30 calendar days without penalty to LTI or Sub;
(viii) any agreement or contract obligating either of LTI or Sub or that would obligate or require any subsequent owner of the Business or any of the Transferred Assets to provide for indemnification or contribution with respect to any matter; (ix) any sales, distributorship or similar agreement relating to the products sold or services provided by LTI or Sub; or (x) any license, royalty or similar agreement.

          (b) Neither LTI nor Sub is in breach of any provision of, or in default (and has no knowledge of any event or circumstance that with notice, or lapse of time or both, would constitute an event of default) under the terms of any of the Entitlements that constitute a part of the Transferred Assets. All of the Entitlements that constitute a part of the Transferred Assets are in full force and effect. None of LTI, Sub or the Stockholders is aware of any pending or threatened disputes with respect to any of the Entitlements. The enforceability of the Entitlements that constitute a part of the Transferred Assets will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      2.15 Brokerage. No investment banker, broker or finder has acted directly or indirectly for LTI, Sub or any of the Stockholders in connection with this Agreement or the transactions contemplated hereby. No investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of LTI, Sub or any of the Stockholders.

      2.16 Environmental Matters. Except as would not have an adverse effect on the Transferred Assets:

          (a) LTI and each of its subsidiaries has at all times operated in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Entity;

          (b) There are no existing, pending or, to the best knowledge of LTI, Sub and the Stockholders, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Entity directed against LTI, Sub or the Transferred Assets that pertain or relate to
(i) any remedial obligations under any applicable Environmental Law, (ii) violations of any Environmental Law, (iii) personal injury or property damage claims relating to the release of Waste Materials or (iv) response, removal or remedial costs under CERCLA or any similar state law;

          (c) All notices, permits, licenses or similar authorizations required to be obtained or filed by LTI or any of its subsidiaries under all applicable Environmental Laws in connection with its current and previous operation or use of the Transferred Assets, any other assets or properties currently or previously leased or owned by LTI or any of its subsidiaries or the current and previous conduct of its business have been duly obtained or filed and are in full force and effect;

          (d) Neither the Company nor Sub has received notice that any permit, license or similar authorization is to be revoked or suspended by any Governmental Entity;

          (e) Neither the Company any of its subsidiaries has ever owned or operated any underground storage tank;

          (f) No portion of the Transferred Assets or any other assets or properties currently or previously leased or owned by LTI or any of its subsidiaries is part of a Superfund site under CERCLA or any similar ranking or listing under any similar state law;

          (g) All Waste Materials generated by LTI or any of its subsidiaries that are or have been stored or that require or required treatment or disposal have been transported, stored, treated and disposed of by carriers, and by storage, treatment and disposal facilities authorized and maintaining valid permits under all applicable Environmental Laws;

          (h) No Person has disposed or released any Waste Materials on or under the Transferred Assets or any other asset or property currently or previously leased or owned by LTI or any of its subsidiaries and neither LTI nor any of its subsidiaries has disposed or released Waste Materials on or under the Transferred Assets or any other asset or property currently or previously leased or owned by LTI or any of its subsidiaries, except in compliance with all applicable Environmental Laws; and

          (i) No facts or circumstances exist that could reasonably be expected to result in any material liability to any Person with respect to the current or past business and operations of the LTI, any of its subsidiaries, the Transferred Assets or any other assets or properties currently or previously leased or owned by LTI nor any of its subsidiaries in connection with (i) any release, transportation or disposal of any Waste Materials, hazardous substance or solid waste or (ii) action taken or omitted that was not in full compliance with or was in violation of any applicable Environmental Law.

      2.17 Governmental Licenses and Permits. LTI and Sub has all material federal, state, local and foreign governmental licenses and permits necessary to the conduct of its operations of the Business as currently conducted, such licenses and permits are in full force and effect, no material violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of LTI, Sub and the Stockholders, threatened to revoke or limit any thereof. Schedule 2.17 contains a true, complete and accurate list of
(a) all such governmental licenses and permits, (b) all consents, orders, decrees and other compliance agreements under which LTI or Sub is operating or bound, copies of all of which have been furnished to the Buyer and OYOG, and (c) all governmental licenses and permits applied for but not yet received by LTI or Sub. Neither LTI nor Sub has received or is aware of any reports of inspections under the United States Occupational Safety and Health Act, or under any other applicable federal, state or local health and safety laws and regulations relating to LTI, Sub, the Transferred Assets or the operation of the Business. As of the date hereof, there are no safety, health, anti-competitive or discrimination claims that have been made or are pending or, to the best knowledge of LTI, Sub and the Stockholders, that are threatened relating to the Business or employment practices of LTI or Sub.

      2.18 Taxes and Tax Matters.

          (a) All returns (including income, franchise, sales and use, unemployment compensation, excise, severance, property, gross receipts, profits, payroll and withholding tax returns and information returns) and reports (collectively, the "Tax Returns") of or relating to any foreign, federal, state or local tax, assessment, levy, impost, duty, withholding, estimated payment or other similar governmental charge (collectively, together with any penalties, additions to Tax, fines, interest and similar charges thereon or related thereto, the "Taxes") that are required to be filed on or before the Closing Date, subject to any allowable extension periods, for, by, on behalf of or with respect to LTI or Sub, including, but not limited to, those relating to the income, business, operations or property of LTI or Sub (whether on a separate, consolidated, affiliated, combined, unitary or any other basis), have been or will be fully, properly and accurately completed timely filed with the appropriate foreign, federal, state and local authorities, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been or will be paid in full on or before the Closing Date, in each case except as would not have an adverse effect on the Transferred Assets or result in any successor liability on the part of the Buyer.

          (b) None of such Tax Returns are under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against LTI or Sub or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or, to the best knowledge of LTI, Sub and the Stockholders, threatened against LTI or Sub with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority, in each case except as would not have an adverse effect on the Transferred Assets or result in any successor liability on the part of the Buyer.

          (c) All Taxes assessed and due and owing from or against LTI or Sub on or before the Closing Date (including, but not limited to, ad valorem Taxes relating to any property of LTI or Sub) have been or will be timely paid in full on or before the Closing Date, except as would not have an adverse effect on the Transferred Assets or result in any successor liability on the part of the Buyer.

      2.19 Compensation and Benefit Plans; Labor Matters.

          (a) Schedule 2.19 contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, by LTI for the benefit of any present or former officers or employees of LTI or any of its subsidiaries. LTI has delivered to the Buyer true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent three annual reports on Form 5500 filed with the IRS with respect to each Benefit Plan, (if any such report was required), (iii) the most recent IRS determination letter and all rulings or determinations requested subsequent to the date of that letter, (iv) the most recent actuarial report for each Benefit Plan for which an actuarial report is required, (v) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and each summary of material modifications prepared after the last summary plan description, (vi) each trust agreement and group annuity contract relating to any Benefit Plan and (vii) all material correspondence for the last three years with the IRS or Department of Labor relating to plan qualification, filing of required forms, or pending, contemplated or announced plan audits.

          (b) Except as set forth in Schedule 2.19, all Pension Plans have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the best knowledge of LTI, Sub or the Stockholders, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. LTI and its subsidiaries have paid all premiums (including any applicable interest, charges and penalties for late payment) due the PBGC with respect to each Pension Plan for which premiums are required. No Pension Plan maintained by LTI or any of its subsidiaries has been terminated under circumstances which would result in liability to the PBGC.

          (c) Each Benefit Plan that has been or is sponsored, participated in or contributed to by LTI or any subsidiary: (i) is in compliance in all material respects with all reporting and disclosure requirements of ERISA, including, but not limited to, Part 1 of Subtitle B of Title I of ERISA, (ii) has had the appropriate Form 5500 filed timely for each year of its existence,
(iii) has at all times complied with the bonding requirements of Section 412 of ERISA and (iv) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to LTI or any subsidiary which may subject LTI or any subsidiary to the payment of any penalty, interest, tax or other obligation.

          (d) All voluntary employee benefit associations have been submitted to and approved as exempt from Federal income tax under Section 501(c)(9) of the Code by the IRS.

          (e) Except as set forth in Schedule 2.19, the execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance or other similar provision in any Benefit Plan.

          (f) Neither LTI nor any subsidiary provides employee post-retirement medical or health coverage or contribute to or maintain any employee welfare benefit plan which provides for health benefit coverage following termination of employment except as is required by Section 4980B(f) of the Code or other applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

          (g) No Pension Plan that LTI or any subsidiary maintains, or to which LTI or any subsidiary is obligated to contribute, other than any Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA, collectively, the "Multiemployer Pension Plans"), had, as of the respective annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to the Buyer. None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of LTI or any subsidiary nor, to the best knowledge of LTI, Sub or the Stockholders, any officer of LTI or any subsidiary or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject LTI or any subsidiary or any officer of LTI or any subsidiary to the tax or penalty on prohibited transactions imposed by such
Section 4975 or to any liability under Section 502(i)(1) of ERISA. Neither any of such Benefit Plans nor any of such trusts have been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to which the 30-day notice requirement has not been waived and LTI is not aware of any other reportable events with respect thereto during the last five years. None of LTI or any subsidiary has suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any of the Multiemployer Pension Plans.

          (h) With respect to any Benefit Plan that is an employee welfare benefit plan, (i) no such Benefit Plan includes a welfare benefits fund, as such term is defined in Section 419(e) of the Code, (ii) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code and (iii) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to LTI or any subsidiary on or at any time after the consummation of the Acquisition.

          (i) There are no collective bargaining or other labor union agreements to which LTI or Sub is a party or by which it is bound. There are no labor disputes to which LTI or Sub is a party. There are no strikes, slowdowns or picketing against LTI or Sub (or any supplier of goods or services to LTI or Sub) pending or, to the best knowledge of LTI, Sub and the Stockholders, threatened. Neither LTI nor Sub has received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions.

      2.20 Warranties and Product Liability.

          (a)  Except for warranties implied by law and those set forth on
Schedule 2.20, neither LTI nor Sub has given or made any warranties in connection with the sale or rental of goods or services, including warranties covering the customer's consequential damages. LTI is not aware of any state of facts or the occurrence of any event forming the basis of any present claim against LTI or Sub with respect to warranties relating to products manufactured, sold or distributed by LTI or Sub or services performed by or on behalf of LTI or Sub.

          (b) There is no state of facts or any event forming the basis of any present claim against LTI or Sub not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products shipped or services rendered by or on behalf of LTI or Sub.

      2.21 No Misleading Statements. This Agreement, including the Schedules, and the information referred to herein, when taken as a whole, do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein not misleading.

      2.22 Securities Law Matters.

          (a) Each of the Stockholders recognizes and understands that the OYOG Stock to be issued to him pursuant to this Agreement (the "Securities") will not be registered under the Securities Act, or under the securities laws of any state (the "Securities Laws"). The Securities are not being so registered in reliance upon exemptions from the Securities Act and the Securities Laws which are predicated, in part, on the representations, warranties and agreements of the Stockholders contained herein.

          (b) Each of the Stockholders represents and warrants that (i) he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the OYOG Stock and the suitability thereof as an investment for him, (ii) the OYOG Stock to be acquired by him in connection with the Acquisition will be acquired solely for investment and not with a view toward resale or redistribution in violation of the Securities Laws, (iv) his residence and domicile is in the State of Texas and (v) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of OYOG or as to the value of the OYOG Stock. Each of the Stockholders understands that neither OYOG nor the Buyer is under any obligation to file a registration statement or to take any other action under the Securities Laws with respect to the Securities.

          (c) Each of the Stockholders is an "accredited investor" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act.

          (d) Each of the Stockholders has consulted with his own counsel in regard to the Securities Laws and is fully aware (i) of the circumstances under which he is required to hold the Securities, (ii) of the limitations on the transfer or disposition of the Securities, (iii) that the Securities must be held indefinitely unless the transfer thereof is registered under the Securities Laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the Securities. Each of the Stockholders has been advised by his counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and has been advised of the applicable limitations thereof. Each of the Stockholders acknowledges that OYOG and the Buyer are relying upon the truth and accuracy of the representations and warranties made by them in this Section 2.22 in consummating the transactions contemplated by this Agreement without registering the Securities under the Securities Laws.

          (e) Each of the Stockholders has been furnished with the SEC Documents. OYOG and the Buyer have made available to each of the Stockholders the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to the Stockholders as set forth herein or for the purpose of considering the transactions contemplated hereby. OYOG has offered to make available to the Stockholders upon request at any time all exhibits filed by OYOG with the Commission as part of any of the reports filed therewith.

          (e) Each of the Stockholders agrees that the certificates representing his OYOG Stock to be acquired pursuant to the Acquisition will be imprinted with the following legend, the terms of which are specifically agreed to:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION REQUIREMENTS. WITHOUT SUCH REGISTRATION, SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER OR THE SUBMISSION TO THE ISSUER OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Each of the Stockholders understands and agrees that appropriate stop transfer notations will be placed in the records of OYOG and with its transfer agents in respect of the Securities which are to be issued to him in the Acquisition.


                                   ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF THE BUYER AND OYOG

     The Buyer and OYOG represent and warrant to and covenant and agree with LTI and Sub as follows:

      3.1 Corporate Organization. OYOG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.


      3.2 Power and Authority; Execution and Delivery; Effect of Agreement.

          (a) Each of the Buyer and OYOG has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Buyer and OYOG and the performance by the Buyer and OYOG of their respective obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Buyer and OYOG and constitutes a legal, valid and binding obligation of each of the Buyer and OYOG, enforceable against each in accordance with its terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      3.3 No Consents; No Violations.

          (a) The execution, delivery and performance of this Agreement by the Buyer and OYOG and consummation by the Buyer and OYOG of the transactions contemplated hereby (i) do not require the consent, approval, clearance, waiver, order or authorization of any Person, (ii) do not violate any provision of the Articles of Incorporation or By-laws of the Buyer or OYOG and (iii) do not conflict with or violate any permit, concession, grant, franchise, statute, law, rule or regulation of any Governmental Entity or any order, judgment, award or decree of any court or other Governmental Entity to which the Buyer or OYOG is subject.

      3.4 Authorization for OYOG Stock. OYOG has taken all necessary action to permit it to issue the number of shares of OYOG Stock required to be issued pursuant to the terms of this Agreement. The shares of OYOG Stock issued pursuant to the terms of this Agreement will, when issued, be validly issued, fully paid and nonassessable and not subject to preemptive rights.

      3.5 Brokerage. No investment banker, broker or finder has acted directly or indirectly for the Buyer or OYOG in connection with this Agreement or the transactions contemplated hereby. No investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Buyer or OYOG.

      3.6 SEC Documents. OYOG has provided to LTI, Sub and the Stockholders a copy of the Prospectus, dated November 20, 1997, of OYOG filed by OYOG with the Commission pursuant to Rule 424(b) under the Securities Act and copies of all documents filed by OYOG with the Commission since the filing of such Prospectus, (such documents collectively referred to herein as the "SEC Documents"). As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE 4
           COVENANTS AND AGREEMENTS OF LTI, SUB AND THE STOCKHOLDERS

     The LTI, Sub and the Stockholders jointly and severally covenant and agree as follows:

      4.1 Due Diligence; Access to Information. Until the Closing, LTI and Sub will furnish the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives with all financial, operating and other data and information concerning the Business, the Transferred Asset, commitments and properties of LTI and Sub as the Buyer shall from time to time request and will afford the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives reasonable access to LTI's and Sub''s offices, properties, books, records, contracts and documents and will be given the opportunity to ask questions of, and receive answers from, representatives of LTI and Sub with respect to the Business and the Transferred Assets. No investigations by the Buyer or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of LTI, Sub and the Stockholders with respect to any representations, warranties, covenants or agreements made herein or in any exhibit, schedule or other certificate, instrument, agreement or document, including the Schedules, executed and delivered in connection with this Agreement. LTI and Sub will cooperate with the Buyer and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Entity.

      4.2 Conduct of the Business. From and after the date hereof until the Closing, except as expressly authorized by this Agreement or as expressly consented to in writing by the Buyer, each of LTI and Sub shall:

          (a) operate the Business and the Transferred Assets only in the usual, regular and ordinary manner with a view to maintaining the goodwill that LTI and Sub now enjoy and, to the extent consistent with such operation, will use all reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its relationship with its customers, suppliers, jobbers, distributors and other Persons having business relations with it;

          (b) use all reasonable efforts to maintain the Transferred Assets in a state of repair, order and condition consistent with its usual past practice;

          (c) maintain its books of account and records relating to the Business in the usual, regular and ordinary manner, in accordance with LTI's and Sub's usual accounting practices applied on a consistent basis;

          (d) comply in all respects with all statutes, laws, orders and regulations applicable to it and to the Business;

          (e) not sell, assign, transfer, lease or otherwise dispose of any of the Transferred Assets except for dispositions of Inventories for value in the usual and ordinary course of the Business;

          (f) not cause or permit LTI to declare, set aside or pay any dividend (whether in cash, stock or property) with respect to any of LTI's capital stock, receive any contribution to the capital of LTI or sell any capital stock of LTI;

          (g) preserve and maintain all rights that it now enjoys in and to the Intellectual Property and not sell, assign, transfer, lease or otherwise dispose of any of the Intellectual Property other than to the Buyer pursuant to the terms of this Agreement;

          (h) not mortgage, pledge or otherwise create a security interest in any of the Transferred Assets or permit there to be created or exist any Encumbrances thereon (other than Permitted Encumbrances) that would not be released upon the transfer of the Transferred Assets to the Buyer pursuant to this Agreement;

          (i) not enter into any contract, commitment or lease in relation to the Business or the Transferred Assets that is out of the ordinary course of the Business;

          (j) not amend or modify any of the Entitlements;

          (k) not consent to the termination of any of the Entitlements or waive any of LTI's or Sub's rights with respect thereto;

          (l) not permit any Insurance Policy naming it as a beneficiary or a loss payee relating to the Business or the Transferred Assets to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect;

          (m) pay when due all accounts payable, all payments required by any of the Entitlements and all Taxes other than Taxes that are being contested in good faith and for which adequate reserves against the Transferred Assets exist and which would not result in a Lien being imposed on any of the Transferred Assets; and

          (n) promptly notify the Buyer in writing of any change that shall have occurred or that shall have been threatened (or any development that shall have occurred or that shall have been threatened involving a prospective change) in the Transferred Assets that could reasonably be expected to have a material or adverse effect on the Business or the Transferred Assets whether or not occurring in the ordinary course of Business.

      4.3 Negotiation with Others. From the date hereof until the Closing Date or the termination of this Agreement pursuant to Section 9.1, none of LTI, Sub or the Stockholders will, directly or indirectly, solicit, encourage or negotiate with any Person not a party hereto or not affiliated with a party hereto with respect to a merger, consolidation, asset or stock purchase or any similar transaction with respect to LTI, Sub the Transferred Assets or the Business.

      4.4 Delivery of Business Documents. At Closing, LTI and Sub shall deliver to the Buyer control of all Documents and Other Papers relating to the Transferred Assets, the Assumed Liabilities and the current and proposed operations of the Business, including, without limitation, all files relating to the Accounts Receivable, the Assumed Liabilities, copies of all insurance policies and all files relating thereto, computer disks reflecting any books or records, documents or other papers, or other information or data relating to the operation of the Business, the Transferred Assets or the Assumed Liabilities stored on any electronic media, including computers.

      4.5 Further Assurances. LTI and Sub shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Buyer such bills of sale, assignments (including but not limited to assignments of leases), deeds and other instruments of transfer, assignment and conveyance, in form and substance reasonably satisfactory to counsel for the Buyer, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets free and clear of all Encumbrances and shall use their best efforts to cause to be taken such other action as the Buyer reasonably may require to more effectively implement and carry into effect the transactions contemplated by this Agreement.

      4.6 Continuing Confidentiality of Intellectual Property.

          (a) From and after the Closing, LTI, Sub and the Stockholders shall
(i) hold in confidence and will not directly or indirectly at any time reveal, report, publish, disclose or transfer to any Person other than the Buyer or its Affiliates any of the Intellectual Property that is not generally known to the public or utilize any of the Intellectual Property for any purpose and (ii) not for a period of three years solicit or hire any employees of LTI or Sub who are subsequently employed by the Buyer or offered employment by the Buyer.

          (b) LTI, Sub and the Stockholders acknowledge that all Documents and Other Papers and objects containing or reflecting any Intellectual Property, whether developed by LTI, Sub or by someone else for LTI or Sub, will after the Closing become the exclusive property of the Buyer and be delivered to the Buyer.

          (c) Because of the unique nature of the Intellectual Property, LTI, Sub and the Stockholders understand and agree that the breach or anticipated breach of the obligations under this Section 4.6 will result in immediate and irreparable harm and injury to the Buyer and its Affiliates, for which it will not have an adequate remedy at law, and that the Buyer and its Affiliates and their successors and assigns shall be entitled to relief in equity to enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which they may be entitled.

      4.7 Covenant Not to Compete With the Business. As an inducement for the Buyer to acquire the Transferred Assets, each of LTI, Sub, Mr. Andrew Chi-Ngai Au and Mr. Larry Gray agrees that, effective as of the Closing Date and for a period of five years thereafter, none of LTI, Sub, Mr. Andrew Chi-Ngai Au or Mr. Larry Gray nor any of their respective Affiliates shall, without the prior written consent of the Buyer (except as an employee of the Buyer or its Affiliates, if any Stockholder is subsequently employed by the Buyer or its Affiliates), directly or indirectly, design, develop, market, produce, manufacture, sell or provide services with respect to any seismic cable connector products or related seismic data acquisition products in any geographical area of North, Central or South America, or, except for the benefit of Buyer and its Affiliates, assist any Person to do the same. Each of LTI, Sub, Mr. Andrew Chi-Ngai Au and Mr. Larry Gray acknowledges that a remedy at law for any breach or attempted breach of this Section 4.7 will be inadequate and further agree that any breach of this Section 4.7 will result in irreparable harm to the Business and the Buyer shall, in addition to any other remedy that may be available to it, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. Each of LTI, Sub, Mr. Andrew Chi-Ngai Au and Mr. Larry Gray acknowledge that this covenant not to compete is being provided as an inducement to the Buyer to acquire the Business and the Transferred Assets and that this Section 4.7 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Buyer. Whenever possible, each provision of this Section 4.7 shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 4.7 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 4.7. If any provision of this Section 4.7 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 4.7 but shall be confined in its operation to the provision of this Section 4.7 directly involved in the controversy in which such judgment shall have been rendered. If the provisions of this Section 4.7 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

      4.8 Employee Matters.

          (a) Unless otherwise agreed to in writing by the Buyer after the date of this Agreement, LTI and Sub will terminate employment with each of their employees effective on the Closing Date. The Seller shall be responsible and liable for any and all severance obligations, imposed by contract, law or otherwise, with respect to such employees.

          (b) LTI and Sub acknowledge and agree that Buyer may, but has no obligation whatsoever to, offer employment to any of the employees of LTI or Sub. The parties hereto do not intend to create any third-party beneficiary rights respecting any employee of LTI or Sub as a result of the provisions hereof and specifically hereby negate any such intention.

      4.9 Name Change. Immediately after the Closing, LTI will change its name and will coordinate such name change with the Buyer such that the Buyer may change its name to "LTI, Inc." or a similar name if it so chooses.


                                   ARTICLE 5
               CONDITIONS TO THE BUYER'S AND OYOG'S OBLIGATIONS

     The obligations of the Buyer and OYOG to consummate the transactions contemplated by this Agreement and perform their respective obligations hereunder will be subject to the satisfaction (or waiver by the Buyer and OYOG) on or prior to the Closing of all of the following conditions:

      5.1 Accuracy of Representations and Warranties. The representations and warranties of LTI, Sub and the Stockholders set forth in this Agreement will be true and correct in all respects as of the date when made and at and as of the Closing.

      5.2 Performance of Covenants and Agreements. LTI, Sub and the Stockholders will have duly performed and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed by or complied with by them prior to or at the Closing.

      5.3 No Litigation. No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened by any Person other than the Buyer or any of its Affiliates seeking to prevent the sale of the Transferred Assets or asserting that the sale of all or a portion of the Transferred Assets would be unlawful.

      5.4 No Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change.

      5.5 Closing Certificate. The Buyer and OYOG will have received a certificate, dated as of the Closing Date, executed by LTI, Sub and each of the Stockholders and satisfactory in form and substance to the Buyer and OYOG, certifying as to the matters set forth in Sections 5.1, 5.2 and, to the best knowledge of such Persons, 5.3.

      5.6 Certified Resolutions. LTI and Sub shall have delivered to the Buyer and OYOG certified copies of resolutions of the board of directors and the stockholders of each of LTI and Sub approving this Agreement and the transactions contemplated hereby.

      5.7 Instruments of Transfer. LTI and Sub shall have executed, acknowledged and delivered to the Buyer such bills of sale, assignments (including but not limited to assignments of the

Entitlements), deeds and other instruments of transfer, assignment and conveyance, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets.

      5.8 Satisfactory Completion of Due Diligence. The Buyer shall have completed its due diligence review of the Business, the Transferred Assets and the Assumed Liabilities to its reasonable satisfaction, and shall not have discovered thereby any facts or circumstances not previously known to it that, if such facts and circumstances were to come about after the date of this Agreement, would have constitute a Material Adverse Change.


                                   ARTICLE 6
         CONDITIONS TO LTI'S, SUB'S AND THE STOCKHOLDERS' OBLIGATIONS

     The obligations of LTI, Sub and the Stockholders to consummate the transactions contemplated by this Agreement and perform their respective obligations hereunder will be subject to the satisfaction (or waiver by LTI, Sub and the Stockholders) on or prior to the Closing of all of the following conditions:

      6.1 Accuracy of Representations and Warranties. The representations and warranties of the Buyer and OYOG set forth in this Agreement will be true and correct in all respects as of the date when made and at and as of the Closing.

      6.2 Performance of Covenants and Agreements. The Buyer and OYOG will have duly performed and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed by or complied with by them prior to or at the Closing.

      6.3 No Litigation. No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened by any Person other than LTI, Sub or the Stockholders or any of their Affiliates seeking to prevent the sale of the Transferred Assets or asserting that the sale of all or a portion of the Transferred Assets would be unlawful.

      6.4 Closing Certificate. LTI, Sub and the Stockholders will have received a certificate, dated as of the Closing Date, executed by the Buyer and OYOG and satisfactory in form and substance to the LTI, Sub and the Stockholders, certifying as to the matters set forth in Sections 6.1, 6.2 and, to the best knowledge of such Persons, 6.3.

      6.5 Certified Resolutions. The Buyer and OYOG shall have delivered to LTI, Sub and the Stockholders certified copies of resolutions of the board of directors of each of the Buyer and OYOG approving this Agreement and the transactions contemplated hereby.

      6.6 Employment Agreements. The Buyer and each of Mr. Andrew Chi-Ngai Au and Mr. Larry Gray shall have entered into the Employment Agreements in substantially the form attached as Exhibit A.

                                   ARTICLE 7
                NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                  REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     All statements of fact contained in any written statement (including financial statements), certificate, instrument or document delivered by or on behalf of any party pursuant to this Agreement will be deemed representations and warranties of that party. The representations and warranties made and the covenants and agreements entered into pursuant to this Agreement will survive the Closing without limitation, except as provided in any covenant or agreement.

                                   ARTICLE 8
                       INDEMNIFICATION AND REIMBURSEMENT

      8.1 Seller Indemnities. From and after the Closing Date, LTI, Sub and the Stockholders will absolutely and irrevocably indemnify, defend and hold harmless the Buyer and OYOG and every Affiliate of OYOG (including the Buyer) and their respective directors, stockholders, officers, employees, agents, consultants, representatives, successors, transferees and assignees (collectively, the "Parties to be Indemnified by Sellers") from, against and in respect of any and all Claims that arise or result from or relate to the matters described in clauses (a) through (f) in this Section 8.1 (herein collectively referred to as the "Liabilities to be Indemnified by Sellers"); provided, that LTI, Sub and the Stockholders will not be obligated to indemnify the Parties to be Indemnified by Sellers pursuant to clauses (a) or (b) below (except for a breach of the representation made in Section 2.9, which will not be subject to this limitation) unless the aggregate Liabilities to be Indemnified by Seller under such clauses exceed on a cumulative basis $125,000 (the "Threshold Amount"), and then only to the extent of any such Liabilities to be Indemnified by Seller sustained by the Parties to by Indemnified by Seller in excess of such Threshold Amount; and provided, further, that LTI, Sub and the Stockholders will not be obligated to pay in excess of an aggregate amount equal to the Purchase Price for all Liabilities to be Indemnified by Sellers:

          (a) The breach of any representation or warranty made by LTI, Sub or the Stockholders contained in this Agreement or in any certificate, exhibit, schedule or other document furnished or delivered to the Buyer or OYOG by LTI, Sub or the Stockholders in connection with this Agreement;

          (b) The failure of LTI, Sub or the Stockholders to perform any of their respective covenants or agreements under or contained in this Agreement or in any certificate, exhibit, schedule or other document furnished or delivered to the Buyer or OYOG by LTI, Sub or the Stockholders in connection with this Agreement;

          (c) Any Claim for Taxes relating to the Transferred Assets or the Business and to a period ending on or before the Closing Date or an event occurring on or before the Closing Date, including for any additional Taxes assessed as a result of or arising from an audit or examination of Tax Returns filed on or before the Closing Date or a recharacterization of any revenues, deductions or expenses reported or claimed thereon; provided that indemnities under this clause (c) will not be subject to the Threshold Amount;

          (d) Any Environmental Liability arising from any event, condition, activity, incident, action or omission existing or occurring before the Closing Date relating in any way to the Transferred Assets or LTI or any of its subsidiaries (including the ownership, operation or use of the Transferred Assets and the conduct of LTI or its subsidiaries prior to the Closing Date);

          (e)  Any Retained Liability; and

          (f) Any losses or costs of defending against any Claims that may be made against a Party to be Indemnified by Seller by any Person claiming violations of any local, state, federal or foreign laws relating to the employment relationship, including wages, hours, concerted activity, nondiscrimination, occupational health and safety and the payment and withholding of Taxes, where those Claims arise out of circumstances relating to LTI, Sub or the Business prior to the Closing Date;

IN EACH CASE, REGARDLESS OF BY WHOM ASSERTED, AND REGARDLESS OF WHETHER ANY SUCH CAUSE OF ACTION, DEMAND OR CLAIM RESULTS SOLELY OR IN PART FROM THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF ANY OF THE PARTIES TO BE INDEMNIFIED BY SELLERS. For purposes of determining the right of any Party to be Indemnified by Seller to indemnification for a misrepresentation or breach of warranty made by LTI, Sub or the Stockholders in this Agreement, all such representations and warranties that have been made subject to a materiality qualification shall be deemed to have been made without that qualification.

      8.2 Buyer Indemnities. From and after the Closing Date, the Buyer and OYOG will absolutely and irrevocably indemnify, defend and hold harmless LTI, Sub and the Stockholders and their respective directors, stockholders, officers, employees, agents, consultants, representatives, successors, transferees and assignees (collectively, the "Parties to be Indemnified by Buyer") from, against and in respect of any and all Claims that arise or result from or relate to the matters described in clauses (a) and (b) of this Section 8.2 (herein collectively referred to as the "Liabilities to be Indemnified by Buyer"); provided, that the Buyer and OYOG will not be obligated to indemnify LTI, Sub and the Stockholders for any matter that also constitutes a Liability to be Indemnified by Sellers; and provided, further, that the Buyer and OYOG will not be obligated to indemnify the Parties to be Indemnified by Buyer until the Liabilities to be Indemnified by Buyer exceed on a cumulative basis the Threshold Amount, and then only to the extent of any such Liabilities to be Indemnified by Buyer sustained by the Parties to by Indemnified by Buyer in excess of such Threshold Amount; and provided, further, that the Buyer and OYOG will not be obligated to pay in excess of an amount equal to $1,250,000 for all Liabilities to be Indemnified by Buyer hereunder;

          (a) The breach of any representation or warranty made by the Buyer or OYOG contained in this Agreement or in any certificate, exhibit, schedule or other document furnished or delivered to LTI, Sub and the Stockholders by the Buyer or OYOG in connection with this Agreement; and

          (b) The failure of the Buyer or OYOG to perform any of their respective covenants or agreements under or contained in this Agreement or in any certificate, exhibit, schedule or other document furnished or delivered to LTI, Sub and the Stockholders by the Buyer or OYOG in connection with this Agreement;

IN EACH CASE, REGARDLESS OF BY WHOM ASSERTED, AND REGARDLESS OF WHETHER ANY SUCH CAUSE OF ACTION, DEMAND OR CLAIM RESULTS SOLELY OR IN PART FROM THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF ANY OF THE PARTIES TO BE INDEMNIFIED BY BUYER. For purposes of determining the right of any Party to be Indemnified by Buyer to indemnification for a misrepresentation or breach of warranty made by the Buyer or OYOG in this Agreement, all such representations and warranties that have been made subject to a materiality qualification shall be deemed to have been made without that qualification.

      8.3 Notice of Claim.

          (a) For purposes of this Article 8, the term "Indemnifying Party" when used in connection with a particular Claim will mean the party having an obligation to indemnify the other party with respect to the Claim pursuant to this Article 8, and the term "Indemnified Party" when used in connection with a particular Claim will mean the party having the right to be indemnified with respect to the Claim by the other party pursuant to this Article 8.

          (b) Each party agrees that promptly after it becomes aware of facts giving rise to a Claim by it for indemnification pursuant to this Article 8, the party will provide notice thereof in writing to the other party (a "Claim Notice") specifying the nature and specific basis for such Claim, and to the extent feasible the estimated amount of damages attributable thereto, and a copy of all papers served with respect to the Claim (if any). For purposes of this
Section 8.3, receipt by a party of written notice of any demand, assertion, claim, action or proceeding (judicial, administrative or otherwise) by or from any Person other than a party to this Agreement that gives rise to a Claim on behalf of the party will constitute the discovery of facts giving rise to a Claim by it and will require prompt notice of the receipt of such matter. The failure of an Indemnified Party to send a Claim Notice will not relieve the Indemnifying Party from liability hereunder with respect to the Claim except to the extent, and only to the extent, the failure prejudiced the Indemnifying Party.

      8.4 Indemnification Procedures. All claims for indemnification under this Agreement will be asserted and resolved as follows:

          (a) First Party Claims. If any Indemnified Party should have a Claim against any Indemnifying Party hereunder that does not involve a third party claim asserted against an Indemnified Party that could give rise to a right of indemnification under this Agreement ("Third Party Claim"), the Indemnified Party will transmit to the Indemnifying Party a Claim Notice with respect to the Claim. If the Indemnifying Party does not notify the Indemnified Party within 30 days from its receipt of the Claim Notice (the "Election Period") that the Indemnifying Party disputes the Claim, the Claim specified by the Indemnifying Party in the Claim Notice will be deemed a liability of the Indemnifying Party hereunder and will be paid as provided in
Section 8.4(c). If the Indemnifying Party has timely disputed the Claim within the Election Period, as provided above, such dispute will be resolved by arbitration as set forth in Section 11.11.

          (b) Third Party Claims. If an Indemnified Party will have a Third Party Claim asserted against it, the Indemnified Party will transmit to the Indemnifying Party a Claim Notice relating to the Third Party Claim. During the Election Period, an Indemnifying Party will notify an Indemnified Party (y) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 8 with respect to the Third Party Claim and
(z) whether an Indemnifying Party desires, at the sole cost and expense of such Indemnifying Party, to defend the Indemnified Party against the Third Party Claim. If the Indemnifying Party does not notify the Indemnified Party within the Election Period that the Indemnifying Party disputes its potential liability Third Party Claim, the potential liability of the Third Party Claim specified by the Indemnifying Party in the Claim Notice will be deemed a liability of the Indemnifying Party hereunder and will be paid as provided in Section 8.4(c). If the Indemnifying Party has timely disputed its potential liability under the Third Party Claim within the Election Period, as provided above, such dispute will be resolved by arbitration as set forth in Section 11.11.

               (i) If an Indemnifying Party notifies an Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Article 8 and that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party will have the right to defend, at its sole cost and expense, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 8.4; provided that such settlement will not impose any obligations upon the Indemnified Party or deprive the Indemnified Party of any rights without its consent. The Indemnifying Party will have full control of such defense and proceedings, including, subject to the preceding sentence, any compromise or settlement thereof. The Indemnified Party is hereby authorized, (at the sole cost and expense of the Indemnifying Party but only if the Indemnified Party is actually entitled to indemnification hereunder or if the Indemnifying Party assumes the defense with respect to the Third Party Claim), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party will deem necessary or appropriate to protect its interest or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action that is prejudicial and conclusively causes a final adjudication adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the Third Party Claim to the extent so adjudicated). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claims, including by making of any related counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person. The Indemnified Party will have the right to participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 8.4, and will bear its own costs and expenses with respect to any such participation.

               (ii If an Indemnifying Party timely disputes its potential liability for the Third Party Claim within the Election Period, or if the Indemnifying Party fails to notify an Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 8.4(b) (or notifies the Indemnified Party that it elects not to defend the Indemnified Party), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 8.4(b) but fails to diligently and promptly prosecute or settle the Third Party Claim, then the Indemnified Party will have the right but not the obligation to defend, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is actually entitled to indemnification hereunder or if the Indemnifying Party assumes the defense with respect to the Third Party Claim), the Third Party Claim by such proceedings deemed reasonably appropriate by the Indemnified Party and its counsel. The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement of such Third Party Claim; provided, that if the Indemnifying Party agrees to indemnify the Indemnified Party under this
     Article 8, the Indemnified Party will not enter into any compromise or settlement of such Third Party Claim without the Indemnifying Party's consent, which will not be unreasonably withheld or delayed. If requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim that the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in questions, in making any counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person. Notwithstanding the foregoing in this Section 8.4(b), if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 8 and if such dispute is resolved in favor of the Indemnifying Party pursuant to Section 11.11, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Article 8 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses of the Indemnifying Party in connection with the Third Party Claims, excluding however any litigation with respect to its indemnify obligation hereunder. The Indemnifying Party will have the right to participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 8.4, and the Indemnifying Party will bear its own costs and expenses with respect to any such participation.

          (c) Payments. Payments of all amounts owing by an Indemnifying Party as a result of a Third Party Claim will be made within five Business Days after the earlier of (i) the settlement of the Third Party Claim and (ii) the expiration of the period of appeal of a final adjudication of the Third Party Claim. Payments of all amounts owing by an Indemnifying Party other than as a result of a Third Party Claim will be made within five Business Days after the later of (y) 30 days after the expiration of the Election Period or (z) if contested through dispute resolution proceedings, the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Notwithstanding the above, if the Indemnifying Party has not contested its indemnity obligations hereunder and has not elected to assume the defense of a Third Party Claim, the Indemnifying Party will reimburse (promptly after the receipt of each invoice therefor) the Indemnified Party for the reasonable costs and expenses incurred by the Indemnified Party in contesting the Third Party Claim together with reasonable support for such expenditures. If LTI, Sub or the Stockholders become liable to any Party to be Indemnified by Seller pursuant to this Article 8, the Buyer may set off all or part of such liability against its obligation to pay the Holdback Cash Consideration. If any Party to be Indemnified by Seller has filed a Claim Notice in good faith before the Buyer has paid the Holdback Cash Consideration, then the Buyer may postpone payment of the Holdback Cash Consideration until such claim is resolved and liquidated.

      8.5 Subrogation Rights. If the Indemnified Party is one of the Parties to be Indemnified by Buyer and the Indemnified Party has a right against a Person (other than one of the other Parties to be Indemnified by Buyer) with respect to any damages or other amounts paid to the Indemnified Party by the Buyer or OYOG, then the Buyer and OYOG will, to the extent of such payment, be subrogated to the right of such Indemnified Party. If the Indemnified Party is one of the Parties to be Indemnified by Seller and the Indemnified Party has a right against a Person (other than one of the other Parties to be Indemnified by Seller) with respect to any damages or other amounts paid to such Indemnified Party by LTI, Sub or the Stockholders, then LTI, Sub and the Stockholders will, to the extent of such payment, be subrogated to the right of such Indemnified Party.

      8.6 Interest. In determining the amount of any loss, liability or expense for which any party is entitled to indemnification under this Article 8, the gross amount thereof will be increased by (a) to the extent such payment is based on amounts paid by the Indemnified Party, interest on such amount at the rate quoted from time to time on London Interbank Market for 30-day borrowings, plus 1.5% from the date such payment is made until payment is made as required hereunder and (b) to the extent such payment is based on losses incurred by the Indemnified Party, interest on such amount at the rate quoted from time to time on London Interbank Market for 30-day borrowings, plus 1.5% from the date of such loss until payment is made as required hereunder.

      8.7 Independent Indemnities. The parties acknowledge and agree that each of the indemnities under Section 8.1 and each of the indemnities under
Section 8.2 may be relied upon independently.

      8.8 Investigation and Due Diligence. No investigation, examination, audit, inspection or other due diligence prior to the Closing will affect the parties' respective rights to indemnity pursuant to this Agreement; provided, that the foregoing is not intended to affect the representations, warranties and other agreements.

                                   ARTICLE 9
                                  TERMINATION

      9.1 Termination. The obligation to close the transactions contemplated by this Agreement may be terminated by:

          (a) mutual agreement of the parties hereto;

          (b) the Buyer and OYOG, if a material default shall be made in the observance or in the due and timely performance by any of LTI, Sub or the Stockholders of any agreements and covenants of LTI, Sub or the Stockholders contained herein, or if there shall have been a breach by any of LTI, Sub or the Stockholders of any of the warranties and representations of LTI, Sub or the Stockholders contained herein, and such default or breach has not been cured or has not been waived;

          (c) the Buyer and OYOG, if, in conducting its due diligence review of LTI, Sub and the Transferred Assets and Assumed Liabilities, the Buyer and OYOG determine in good faith that the consolidated net equity of LTI, after taking into account any liabilities discovered in such due diligence review, is less than $1,000,000;

          (d) LTI, Sub or the Stockholders, if a material default shall be made by the Buyer and OYOG in the observance or in the due and timely performance by the Buyer or OYOG of any agreements and covenants of the Buyer and OYOG contained herein, or if there shall have been a breach by the Buyer or OYOG of any of the warranties and representations of the Buyer and OYOG contained herein, and such default or breach has not been cured or has not been waived; or

          (e) the Buyer and OYOG or LTI, Sub and the Stockholders (provided the terminating parties have not materially breached any of their agreements, covenants or representations and warranties) if the Closing shall not have occurred on or before February 14, 1999.

      9.2 Liability Upon Termination. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 9.1, then this Agreement shall be void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of any of the parties hereto except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder and except that the termination of this Agreement shall not relieve any party of its obligations under Article 8 (but only to the extent it applies to breaches of the warranties made in Sections 2.15 and 3.5) and Sections 11.12 and 11.3.

      9.3 Notice of Termination. The parties hereto may exercise their respective rights of termination under Section 9.1 only by delivering written notice to that effect to the other party or parties, and such notice is received on or before the Closing Date.

                                  ARTICLE 10
                                  DEFINITIONS

     Capitalized terms used in this Agreement will have the meanings given to them in this Article 10 unless defined elsewhere in this Agreement.

     10.1  "AAA" will have the meaning such term is given in Section 11.11(b).

     10.2  "Accounts Receivable" means all accounts receivable of LTI or Sub.

     10.3 "Acquisition" will have the meaning such term is given in the recitals to this Agreement.

     10.4 "Affiliate" means, with respect to any Person, any Person that, directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. With respect to a natural person, the term "Affiliate" includes such person's immediate family.

     10.5 "Agreement" will have the meaning such term is given in the preamble to this Agreement.

     10.6  "Assumed Liabilities" will have the meaning such term is given in
Section 1.4(c).

     10.7  "Business" means the business and operations of LTI and Sub.

     10.8 "Business Day" means any day other than Saturday, Sunday or other day on which federally chartered commercial banks in Houston, Texas are authorized or required by law to close.

     10.9 "Buyer" will have the meaning such term is given in the preamble to this Agreement.

     10.10  "Cash Consideration" will have the meaning such term is given in
Section 1.4(a).

     10.11 "CERCLA" means the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended.

     10.12 "Claim" means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, losses, assessments, Encumbrances, impositions, fines, penalties, administrative orders, deficiencies, levies, duties, obligations, costs, expenses, liabilities, actual damages (and, only with respect to Third Party Claims, consequential and punitive damages), including in each case, interest, penalties, reasonable attorneys' fees, disbursements and reasonable costs of investigations and litigation, including a reasonable allocation of the time spent by management of LTI or OYOG in investigating the facts and circumstances relating to the Claim or responding to an audit or investigation.

     10.13 "Claim Notice" will have the meaning such term is given in Section 8.3(b).

     10.14  "Closing" will have the meaning such term is given in Section 1.3.

     10.15 "Closing Cash Consideration" will have the meaning such term is given in Section 1.4(a).

     10.16 "Closing Date" will have the meaning such term is given in Section
1.3.

     10.17 "Closing Date Balance Sheet" will have the meaning such term is given in Section 1.5(b).

     10.18 "Closing Date Net Equity" will have the meaning such term is given in Section 1.5(b).

     10.19 "Commission" means the United States Securities and Exchange Commission.

     10.20 "Debt Obligations" means any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person, including, without limitation, the carry value of all capital leases and all non-current liabilities, including deferred income taxes (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business).

     10.21 "Documents and Other Papers" means and includes any document, agreement, instrument, certificate, writing, notice, consent, affidavit, letter, telegram, telex, statement, file, computer disk, microfiche or other document in electronic format, schedule, exhibit or any other paper or record whatsoever.

     10.22 "Election Period" will have the meaning such term is given in Section 8.4(a).

     10.23 "Encumbrance" means any security interest, mortgage, pledge, trust, claim, lien, charge, option, defect, restriction, encumbrance or other right or interest of any third Person of any nature whatsoever.

     10.24 "Entitlements" means the benefit of all unfilled or outstanding purchase orders, sales or service contracts, other commitments, contracts, engagements and leases to which LTI or Sub is entitled and which relate to the Business.

     10.25 "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to the environment heretofore or currently in effect in any and all jurisdictions in which LTI or Sub is conducting or at any time has conducted business, or where any of the Transferred Assets are located, or where any hazardous substances generated by or disposed of by LTI or any of its subsidiaries are located. "Environmental Laws" will include, but not be limited to, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, RCRA, the Safe Drinking Water Act, as amended, the

Toxic Substances Control Act, as amended, and all other laws, statutes, ordinances, rules, regulations, orders and determinations of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other harmful substances. The terms "hazardous substance", "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that, to the extent the laws of the state in which any Assets are or were located currently provide for a meaning for "hazardous substance", "release", "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning will apply.

     10.26 "Environmental Liabilities" means any and all Claims (including any remedial, removal, response, abatement, clean-up, investigative and/or monitoring costs) incurred or imposed (a) pursuant to any agreement, order, notice of responsibility, directive (including directives embodied in Environmental Laws), injunctions, judgments or similar documents (including settlements) arising out of, in connection with, or under Environmental Laws,
(b) pursuant to any claim by a Governmental Entity or other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Entity or Person pursuant to common law or statute and related to the use or release of materials or (c) resulting from or arising out of conditions with respect to which obligations may be imposed under Environmental Laws.

     10.27 "Equipment" means all tools, machinery, transportation equipment, tools, furnishings and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, that is used in the Business, and any other item that is "equipment" as to LTI or Sub within the meaning of Section 9.109(2) of the Texas Business and Commerce Code.

     10.28 "Excluded Assets" will have the meaning such term is given in Section 1.2.

     10.29  "Financial Statements" will have the meaning such term is given in
Section 2.4.

     10.30 "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

     10.31 "Governmental Entity" means the United States of America, any state, province, territory, county, city, municipality and any subdivision thereof, any court, administrative or regulatory agency, commission, department or body or other governmental authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     10.32 "Holdback Cash Consideration" will have the meaning such term is given in Section 1.4(a).

     10.33  "Indemnified Party" will have the meaning such term is given in
Section 8.3(a).

     10.34  "Indemnifying Party" will have the meaning such term is given in
Section 8.3(a).

     10.35  "Insurance Policies"  will have the meaning such term is given in
Section 2.13.

     10.36 "Intellectual Property" means all patents, patent rights, trademarks, trademark rights, trade names, trade name rights (including the name "LTI"), service marks, service mark rights, copyrights, technology, know how, trade secrets, designs, plans, manuals, processes and other proprietary intellectual property rights and computer programs, and all registrations for, and applications for registration of, any of the foregoing used or useful in the Business.

     10.37 "Inventory" means all inventory of finished goods, tooling inventory, works in progress and raw materials relating to the Business, wherever situated, and any other item that is "inventory" as to LTI or Sub within the meaning of
Section 9.109(4) of the Texas Business and Commerce Code.

     10.38 "Liabilities to be Indemnified by Buyer" will have the meaning such term is given in Section 8.2.

     10.39 "Liabilities to be Indemnified by Seller" will have the meaning such term is given in Section 8.1.

     10.40 "LTI" will have the meaning such term is given in the preamble to this Agreement.

     10.41 An event, occurrence, fact or matter will be deemed to be "material", if such event, occurrence, fact or matter, could reasonably be expected to have a Material Adverse Effect or that would constitute a criminal violation of law involving a felony.

     10.42 "Material Adverse Change" means an event, occurrence, or change in facts or circumstances, or any combination of events, occurrences or changes in facts or circumstances, that, individually or in the aggregate, result in or could, with the passage of time, reasonably be expected to result in a Material Adverse Effect.

     10.43 "Material Adverse Effect" means a decrease in the book value of the Transferred Assets and/or and increase the Assumed Liabilities by an amount of $250,000 or more.

     10.44 "October Balance Sheet" means the consolidated balance sheet of LTI attached hereto as Schedule 1.1(a).

     10.45 "OYOG" will have the meaning such term is given in the preamble to this Agreement.

     10.46 "OYOG Market Price" shall be an amount equal to the average (mean) of the closing prices of the OYOG Stock, as reported by The Nasdaq Stock Market, for the ten consecutive trading days ending two Business Days before the Closing Date.

     10.47 "OYOG Stock" will have the meaning such term is given in Section 1.4(b).

     10.48 "Parties to be Indemnified by Buyer" will have the meaning such term is given in Section 8.2.

     10.49 "Parties to be Indemnified by Seller" will have the meaning such term is given in Section 8.1.

     10.50 "Permitted Encumbrances" means (a) Encumbrances for current taxes and assessments not yet past due, (b) mechanics and materialmen Encumbrances for construction in progress to the extent not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction, (c) workmen, repairmen, warehousemen, carriers, lessors and operators Encumbrances arising in the ordinary course of business to the extent not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction (d), with respect to Real Property, minor easements and other minor imperfections of title that do not impair the value of such Real Property and
(e) those Encumbrances set forth on Schedule 2.6(a).

     10.51 "Person" means any individual, corporation, association, partnership, joint venture, trust, estate or unincorporated organization or Governmental Entity.

     10.52 "Pre-Closing Obligations" will mean all liabilities, debts and obligations of LTI or Sub (including indemnification and other contingent obligations) relating to (i) acts, events or omissions by any Person or circumstances existing at or prior to the Closing, (ii) goods or services provided to or for the benefit of LTI or Sub or any of their Affiliates prior to the Closing (other than accounts payable specified reflected in the October Balance Sheet, and then only up to such amount), (iii) goods or services manufactured or provided by or on behalf of LTI or Sub or any of their Affiliates or licensees prior to the Closing, (iv) any pending or threatened litigation, claims or disputes made or threatened prior to the Closing, (v) any Retained Liabilities, (vi) the conduct of the Business, the ownership or operation of the Transferred Assets or any benefit realized by LTI or Sub prior to the Closing, (vii) any Excluded Assets, (viii) Debt Obligations of LTI or Sub (other than Debt Obligations specified by amount and stated in the October Balance Sheet, and then only up to such amount) (ix) the employees of LTI or Sub under any contracts, agreements, arrangements or understandings with such employees entered into or existing at or prior to the Closing and all other obligations of LTI or Sub or any of their respective Affiliates with respect to their employees at or prior to the Closing, (x) any obligations under any contracts or agreements that were required to be listed on Schedule 2.14 but were not, (xi) violations of Environmental Laws, (xi) use of the Proprietary Information, (xii) Taxes and (xiii) any liabilities that were not reflected on the Financial Statements.

     10.53 "Purchase Price" will have the meaning such term is given in Section 1.4.

     10.54 "Real Property" means any real property, or any interests therein, leasehold or otherwise, used or useful in the Business, wherever situated.

     10.55  "Retained Liabilities" will have the meaning such term is given in
Section 1.6(e).

     10.56 "Review Period" will have the meaning such term is given in Section 1.5(c)(i).

     10.57 "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended.

     10.58 "SEC Documents" will have the meaning such term is given in Section 3.6.

     10.59 "Securities" will have the meaning such term is given in Section 2.22(a).

     10.60  "Securities Act" means the Securities Exchange Act of 1933.

     10.61 "Securities Laws" will have the meaning such term is given in Section 2.22(a).

     10.62 "Stockholders" will have the meaning such term is given in the preamble to this Agreement.

     10.63 "Sub" will have the meaning such term is given in the preamble to this Agreement.

     10.64 "subsidiary" means, with respect to any Person, any past or present subsidiary of such Person, incorporated or otherwise.

     10.65  "Taxes" will have the meaning such term is given in Section 2.18.

     10.66 "Tax Returns" will have the meaning such term is given in Section
2.18.

     10.67  "Third Party Claim" will have the meaning such term is given in
Section 8.4(a).

     10.68 "Threshold Amount" will have the meaning such term is given in
Section 8.1.

     10.69  "Transferred Assets" will have the meaning such term is given in
Section 1.1(a).

     10.70 "Waste Materials" means any toxic or hazardous materials or substances, or solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive materials, petroleum and petroleum products, and any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Entity under any Environmental Law.
"Waste Materials" does not include useful products that are stored or maintained in authorized containers.


                                  ARTICLE 11
                                 MISCELLANEOUS

      11.1 Entire Agreement. This Agreement constitutes the sole understanding of the parties with respect to the matters provided for herein and supersede any previous agreements and understandings between the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement will be binding unless the same will be in writing and duly executed by the parties hereto.

      11.2 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon LTI, Sub and the Stockholders and the Buyer and OYOG and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder will be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided that the Buyer may assign its rights and obligations hereunder to any Affiliate of OYOG without such consent.

      11.3 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, other than as expressly provided for herein, each of the parties hereto will pay the fees and expenses of its respective counsel, accountants and other experts, and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

      11.4 Invalidity. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

      11.6 Headings. The headings of the Sections and paragraphs of this Agreement and of the Schedules hereto are included for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof or thereof.

      11.7 Construction and References. Words used in this Agreement, regardless of the number or gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context will require. Unless otherwise specified, all references in this Agreement to Sections, paragraphs or clauses are deemed references to the corresponding Sections, paragraphs or clauses in this Agreement, and all references in this Agreement to Schedules or Exhibits are references to the corresponding Schedules and Exhibits attached to this Agreement. Unless otherwise specified, the words "including" and "include", and similar words, as used in this Agreement are not to be construed as limiting.

      11.8 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement will be deemed to or will constitute a waiver of any other provisions hereof (whether or not similar).

      11.9 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party will be in writing and delivered personally, by facsimile (with receipt confirmed) or by registered or certified mail, postage prepaid:

          if to LTI or Sub, to:

               LTI, Inc.
               11234 Jones Road West
               Houston, Texas 77065
               Attn:     Andrew Au
               Facsimile:     _________________
               Confirm:  (281) 469 2152


          if to any of the Stockholders, to the address of facsimile number indicated on the signature page hereto;

          if to the Buyer or OYOG, to:

               OYO Geospace Corporation
               12750 S. Kirkwood, Suite 200
               Stafford, Texas  77477
               Attention:   Gary D. Owens, President
               Facsimile:   (281) 494-8303
               Confirm:     (281) 497-8282

               with a copy to:

               Fulbright & Jaworski L.L.P.
               1301 McKinney, Suite 5100
               Houston, Texas 77010-3095
               Attention:   Charles H. Still
               Facsimile:   (713) 651-5246
               Confirm:     (713) 651-5270

or at such other address for a party as will be specified by like notice. Any notice which is delivered personally in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail. Any notice which is sent by facsimile will be deemed to have been duly given to the party to which it is addressed upon telephonic confirmation of the same as provided herein. A copy of any notices delivered by facsimile will promptly be mailed in the manner herein provided to the party to which such notice was given.

      11.10 Governing Law; Interpretation. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAW RULES.

      11.11 Resolution of Disputes.

            (a) Negotiation. Except for disputes relating to Section 1.9(c), which disputes will be resolved pursuant to Section 1.9(c), the parties will attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives or other persons who have authority to settle the controversy. Any party may give the other disputing party written notice of any dispute not resolved in the normal course of business. Within five days after the effective date of that notice, executives of the disputing parties will agree upon a mutually acceptable time and place to meet and will meet at that time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. The first of those meetings will take place within 30 days of the effective date of the disputing party's notice. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to agree on a time and place for an initial meeting within five days of that notice, any party may initiate arbitration of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiators will be given at least three Business Days' notice of that intention and may also be accompanied by an attorney. All negotiations pursuant to this Section 11.11 will be treated as compromise and settlement negotiations for the purposes of applicable rules of evidence and procedure.

            (b) Arbitration. Any dispute arising out of, relating to or in any way touching upon this Agreement or the breach, termination or validity hereof, that has not been resolved by non-binding procedures as provided in Section 11.11(a) within 60 days of the initiation of that procedure, will be finally settled by arbitration conducted expeditiously in accordance with the American Arbitration Association ("AAA") arbitration rules for commercial disputes, as in effect on the date hereof (the "Rules"); provided that if one party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting party may initiate arbitration before the expiration of the period. With respect to an arbitral proceeding, the parties agree as follows:

               (i) The arbitration will be conducted by one independent and impartial arbitrators, who will not be an officer, director or employee of any party hereto or its Affiliates. The Seller and the Buyer will jointly choose the arbitrator. If the parties cannot agree on an arbitrator, they will request that one be appointed in accordance with the Rules.

               (ii) The parties acknowledge that this Agreement affects interstate commerce; thus the arbitration will be governed by the United States Arbitration Act and any judgment upon the award decided upon by the arbitrators may be entered by any court having jurisdiction thereof.

               (iii) Damages recoverable by any party are limited to compensatory damages. Each party hereby irrevocably waives for the purposes of this Agreement any damages in excess of compensatory damages, including punitive, exemplary, consequential and special damages and lost profits. The arbitrators will be empowered to award only compensatory damages.

               (iv) Any arbitration conducted pursuant to this Section 11.11(b) will be held at a mutually acceptable location in the City of Houston, the State of Texas.

               (v) Unless the parties subject to the arbitration otherwise agree, no dispute among them will be included in the arbitration unless it arises out of, relates to, or in any way touching upon, this Agreement or the breach, termination or validity hereof. This agreement to arbitrate, however, includes each party's willingness and desire to arbitrate matters that arise out of, relate to, or in any way touch upon this Agreement or the breach, termination or validity hereof, including claims or actions sounding or cast in terms of tort law or tortious conduct.

               (vi) The arbitrators may make interim awards and may award equitable and declaratory relief.

               (vii) The costs and expenses of the arbitration will be allocated equally between the parties, provided, that each party's own attorney's fees will be borne by the party incurring the same.

               (viii) In resolving any dispute, the arbitrators will apply the provisions of this Agreement, without varying therefrom in any respect. The arbitrators will not have the power to add to, modify, change or terminate this Agreement.

               (ix) It will not be inconsistent with this Section 11.11 for any party to seek from any court of competent jurisdiction interim relief in aid of arbitration or to protect the rights of either party pending the establishment of the arbitral tribunal.

      11.12 Confidentiality. Each party hereto agrees to hold in confidence and not to disclose to others for any reason whatsoever, any non-public information received by it or its representatives from the other party hereto in connection with the transactions contemplated by this Agreement except (i) as required by law; (ii) for disclosure to officers, directors, employees and representatives of such party as necessary in connection with the transactions contemplated hereby or as necessary to the operation of such party's business; and (iii) for information that becomes publicly available other than through such party. If the transactions contemplated by this Agreement are not consummated, each party hereto will return to the other party hereto all non-public documents and other material obtained from the such other party hereto, and all copies, summaries and extracts thereof, or certify to such other party hereto that such information has been destroyed.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed on its behalf as of the date first above written.


                           LTI, INC.


                           by:    /s/ ANDREW CHI-NGAI AU
                              ------------------------------
                                  Andrew Chi-Ngai Au, CEO


                           LTI WIRE SERVICES, INC.


                           by:    /s/ ANDREW CHI-NGAI AU
                              ------------------------------
                               Andrew Chi-Ngai Au, President


                                  /s/ ANDREW CHI-NGAI AU
                              -------------------------------
                                    ANDREW CHI-NGAI AU


                                     /s/ YING-KEUNG AU
                              -------------------------------
                                       YING-KEUNG AU


                                       /s/ LARRY GRAY
                              -------------------------------
                                         LARRY GRAY


                                     /s/ CLIFF MCLEMORE
                              -------------------------------
                                      CLIFF MCLEMORE


                           HOUSTON GEOPHYSICAL PRODUCTS, INC.


                           by:    /s/ THOMAS T. MCENTIRE
                              -------------------------------
                                    Thomas T. McEntire,
                                  Chief Financial Officer



                           OYO GEOSPACE CORPORATION


                           by:      /s/ GARY D. OWENS
                              -------------------------------
                              Gary D. Owens, Chairman, President
                                 and Chief Executive Officer

As permitted by Item 601(b)(2) of Regulation S-K, the Company has not filed any schedules or exhibits with this Exhibit No. 2.2. A list and brief description of the omitted schedules and exhibits appears at the end of the table of contents to this document. The Company agrees to furnish supplementally a copy of any of such omitted schedules and exhibits to the Commission upon request.

================================================================================

                                AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT


                                  by and among

                               LTI, Inc. ("LTI"),

                        LTI Wire Services, Inc. ("Sub"),

                              Andrew Chi-Ngai Au,

                                 Ying-Keung Au,

                                Larry Gray, and

                                 Cliff McLemore

                      (collectively, the "Stockholders"),

                                      and

                Houston Geophysical Products, Inc. (the "Buyer")

                                      and

                       OYO Geospace Corporation ("OYOG")



                            Dated November 30, 1998

================================================================================

                                AMENDMENT NO. 1
                                      TO
                           ASSET PURCHASE AGREEMENT

     This Amendment No. 1 to Asset Purchase Agreement (this "Amendment") is dated November 30, 1998, and is by and among LTI, Inc., a Texas corporation ("LTI"), LTI Wire Services, Inc., an Alberta corporation ("Sub"), Andrew Chi-Ngai Au, Ying-Keung Au, Larry Gray and Cliff McLemore (collectively, the "Stockholders"), and Houston Geophysical Products, Inc., a Texas corporation (the "Buyer") and OYO Geospace Corporation, a Delaware corporation ("OYOG").


                              W I T N E S S E T H:

     Whereas the parties have entered into an Asset Purchase Agreement dated November 17, 1998 (the "Agreement"); and

     Whereas the parties wish to amend the Agreement as set forth herein to exclude from such agreement certain real property and to agree to a subsequent purchase of such real property;

     Now, therefore, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement is hereby amended as follows. All provisions of the Agreement not amended hereby shall continue in full force and effect.

1.   Section 1.1(a)(i) of the Agreement is deleted.

2. Item 5 of Schedule 1.2 to the Agreement is amended in its entirety to read as follows:

          "5. All Real Property owned by LTI and Sub, including the Real Property located at 11234 Jones Road West and the Real Property located on Neeshaw Drive."

3. The reference in Section 1.3 to "December 31, 1998" is amended to read "November 30, 1998".

4.   Section 1.4(a) is amended in its entirety to read as follows:

               "(a)(i)   Pay to LTI and Sub at the Closing an aggregate of
     $1,000,000 in United States dollars (the "Closing Cash Consideration") in immediately available funds by wire transfer to a bank account or accounts to be designated by LTI;

               "(ii)     Pay to LTI and Sub 60 calender days following the
     Closing Date (subject to delay or adjustment pursuant to Section 1.5 and/or Section 8.4(c)) an aggregate of $750,000 in United States dollars (the "Holdback Cash Consideration", and, together with the Closing Cash Consideration, the "Cash Consideration") in immediately available funds by wire transfer to a bank account or accounts to be designated by LTI;"

5.   Section 4.9 is amended to read in its entirety as follows:

     4.9 Name Change. Immediately after the Closing, LTI will change its name and will coordinate such name change with Buyer such that the Buyer may change its name to "LTI, Inc." or a similar name if it so chooses. Immediately after the Closing, Sub will change its name and will coordinate such name change with Buyer such that Buyer or an Affiliate of Buyer may change its name to "LTI Wire Services, Inc." or a similar name if it so chooses.

6.   A new Section 5.9 is added as follows:

     5.9 Assignment of Patent Application. Larry Gray and Andrew Au shall have executed, acknowledged and delivered to Buyer a Patent Assignment relating to the Multiple-Level Waterproof Electrical Connector in a form satisfactory to Buyer.

7.   Section 9.1(e) is amended is amended to read in its entirety as follows:

          "(e) the Buyer and OYOG or LTI, Sub and the Stockholders (provided the terminating parties have not materially breached any of their agreements, covenants or representations and warranties) if the Second Closing shall not have occurred on or before January 28, 1999.

8.   A new Article 12 is added as follows:

                                  ARTICLE 12
                           PURCHASE OF REAL PROPERTY

     12.1 Purchase of Retained Properties. Following the Closing, the Buyer may continue its due diligence review of the tracts of Real Property located at 11234 Jones Road West and the Real Property located on Neeshaw Drive (together, the "Retained Properties"). It is understood that the Retained Properties are excluded from the Transferred Assets except as provided below. The parties agree that the Buyer will Purchase the Retained Properties subject to the conditions and on the terms set forth in this Article 12.

     12.2 Second Closing. Subject to the conditions set forth in this Agreement, the closing of the purchase of the Retained Properties (the "Second Closing") will begin at the offices of the Buyer, 7340 N. Gessner, Houston, Texas, at 9:00 a.m. on December 31, 1998, or at such other time, date or place as the parties hereto mutually agree upon in writing (the "Second Closing Date"), and will be effective as of 11:59 p.m. on the Closing Date. Failure to consummate the transactions contemplated hereby on such date will not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. Title to, ownership of, control over and risk of loss of the Retained Properties will pass to the Buyer at the Second Closing.

     12.3 Purchase Price for Retained Properties. In consideration of the transfer to the Buyer of the Retained Properties, the Buyer will pay to LTI at the Second Closing an aggregate of $10.00 in United States dollars (the "Second Closing Consideration") in immediately available funds by wire transfer to a bank account or accounts to be designated by LTI.

     12.4 Inclusion of Retained Properties in Transferred Assets. If the Second Closing occurs, then for all purposes thereafter (including for purposes of the representations and warranties of this Agreement and for purposes of calculating the Closing Date Net Equity pursuant to Section 1.5), the Retained Properties shall be considered to be included in the Transferred Assets.

     12.5 Conditions of the Second Closing. The Buyer's obligation to consummate the Second Closing and purchase the Retained Properties will be subject to the satisfaction (or waiver by the Buyer) on or prior to the Second Closing of all of the following conditions:

     a. Accuracy of Certain Representations and Warranties. The representations and warranties of LTI, Sub and the Stockholders set forth in Sections 2.1, 2.2, 2.3, 2.6(c) (but only with respect to the Retained Properties), 2.12 (but only with respect to the Retained Properties), 2.15,
     2.16 ans 2.21 of this Agreement will be true and correct in all respects as of the date when made and at and as of the Second Closing.

     b. Performance of Covenants and Agreements. LTI, Sub and the Stockholders will have duly performed and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed by or complied with by them prior to or at the Second Closing.

     c. No Litigation. No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened by any Person other than the Buyer or any of its Affiliates seeking to prevent the sale of the Retained Properties or asserting that the sale of all or a portion of the Retained Properties would be unlawful.

     d. No Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change in the Retained Properties.

     e. Second Closing Certificate. The Buyer will have received a certificate, dated as of the Second Closing Date, executed by LTI, Sub and each of the Stockholders and satisfactory in form and substance to the Buyer, certifying as to the matters set forth in clauses a, b and, to the best knowledge of such Persons, c of this Section.

     f. Deeds. LTI shall have executed, acknowledged and delivered to the Buyer general warranty deeds in form and substance satisfactory to Buyer as shall be necessary to vest in the Buyer all the right, title and interest in and to the Retained Properties.

     g. Title Insurance. LTI shall have provided the Buyer with adequate title insurance regarding the Retained Properties.

     h. Satisfactory Completion of Environmental Due Diligence. The Buyer shall have completed its environmental due diligence review of the Retained Properties to its reasonable satisfaction, and shall not have discovered thereby any facts or circumstances that could reasonably be expected to result in any Environmental Liabilities.

                         [Signatures on following page]

   IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed on its behalf as of the date first above written.

                           LTI, INC.


                           by:    /s/ ANDREW CHI-NGAI AU
                               -----------------------------------------
                                  Andrew Chi-Ngai Au, CEO

                           LTI WIRE SERVICES, INC.


                           by:    /s/ ANDREW CHI-NGAI AU
                               -----------------------------------------
                                  Andrew Chi-Ngai Au, President


                                  /s/ ANDREW CHI-NGAI AU
                               -----------------------------------------
                                  ANDREW CHI-NGAI AU


                                  /s/ YING-KEUNG AU
                               -----------------------------------------
                                  YING-KEUNG AU


                                  /s/ LARRY GRAY
                               -----------------------------------------
                                  LARRY GRAY


                                  /s/ CLIFF MCLEMORE
                               -----------------------------------------
                                  CLIFF MCLEMORE


                           HOUSTON GEOPHYSICAL PRODUCTS, INC.


                           by:    /s/ THOMAS T. MCENTIRE
                               -----------------------------------------
                                  Thomas T. McEntire, Chief Financial Officer

                           OYO GEOSPACE CORPORATION


                           by:    /s/ GARY D. OWENS
                               -----------------------------------------
                                  Gary D. Owens, Chairman, President
                                   and Chief Executive Officer